As filed with the Securities and Exchange Commission on September 24, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST BUSEY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	37-1078406 (I.R.S. Employer Identification Number)

100 W. University Avenue
Champaign, Illinois 61820
(217) 365-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Van A. Dukeman
President and Chief Executive Officer
First Busey Corporation
100 W. University Avenue
Champaign, Illinois 61820
(217) 365-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert M. Fleetwood, Esq.
Abdul R. Mitha, Esq.
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.001 par value per share(3)			$	$
Preferred Stock, $0.001 par value per share(3)
Debt Securities(4)
Warrants(5)
Subscription Rights(6)
Units
Depositary Shares(7)
Total:			$	$

(1)
Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate amount of securities as may from time to time to be issued at indeterminate prices is being registered pursuant to this registration statement.

(2)
In accordance with Rule 456(b) and 457(r), the registrant is deferring payment of all registration fees.

(3)
Shares of preferred stock or common stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(4)
The debt securities being registered hereunder may consist of one or more series of senior debt securities, senior subordinated debt securities or subordinated debt securities, or any combination thereof, as more fully described herein.

(5)
Warrants exercisable for common stock, preferred stock, depositary shares or debt securities.

(6)
Rights evidencing the right to purchase common stock, preferred stock, depositary shares or debt securities.

(7)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

PROSPECTUS
FIRST BUSEY CORPORATION
Common Stock
Preferred Stock
Debt Securities
Warrants
Subscription Rights
Units
Depositary Shares

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.
Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “BUSE.” Our principal executive offices are located at 100 W. University Avenue, Champaign, Illinois 61820, and our telephone number is (217) 365-4500.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” on page  1 of this prospectus, as well as the risk factors included in any applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is September 24, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under the automatic shelf registration rules, using this prospectus, together with the applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov as mentioned under the heading “Where You Can Find Additional Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the applicable prospectus supplement is inconsistent with the information in this prospectus, then the information in such prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” in this prospectus before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
You should not assume that the information in this prospectus or any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of that document.
Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
In this prospectus, the terms “First Busey,” “Company,” “we,” “us” and “our” refer to First Busey Corporation and its consolidated subsidiaries, collectively, unless the context requires otherwise. References in this prospectus to “Busey Bank” and “Bank” mean Busey Bank, an Illinois state-chartered bank with its main office in Champaign, Illinois. Busey Bank is our wholly-owned banking subsidiary.
RISK FACTORS
An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations. For more information, see the section entitled “Where You Can Find More Information” in this prospectus. You also should review carefully the cautionary statement section of this prospectus entitled “Special Note Regarding Forward-Looking Statements.”
FIRST BUSEY CORPORATION
We are a $10.8 billion financial holding company headquartered in Champaign, Illinois. We conduct a broad range of financial services through our banking and non-banking subsidiaries. Our wholly-owned bank subsidiary is Busey Bank, which has locations in Illinois, Missouri, Florida and Indiana. We conduct the business of banking, related services, asset management, brokerage and fiduciary services through Busey

Bank and retail payment processing through FirsTech, Inc., which we refer to as FirsTech. As of June 30, 2020, we had total assets of $10.8 billion, total deposits of $8.9 billion and total stockholders’ equity of $1.2 billion.
Busey Bank, which was organized in 1868, is an Illinois state-chartered bank with its main office in Champaign, Illinois, and had total assets of $10.8 billion as of June 30, 2020. As of June 30, 2020, Busey Bank has 61 banking centers in Illinois, five in southwest Florida, one in Indianapolis, Indiana and 13 in Missouri.
Busey Bank offers a range of diversified financial products and services for consumers and businesses, including online and mobile banking capabilities to conveniently serve our customers’ needs. Commercial services include commercial, commercial real estate, real estate construction and agricultural loans as well as commercial depository services such as cash management. Retail banking services include residential real estate, home equity lines of credit and consumer loans, customary types of demand and savings deposits, money transfers, safe deposit services, and IRA and other fiduciary services through our banking center, ATM and technology-based networks.
Further, Busey Bank provides asset management, investment and fiduciary services to individuals, businesses and foundations. As of June 30, 2020, $9.0 billion of assets were under care. For individuals, Busey Bank provides investment management, trust and estate advisory services and financial planning. For businesses, it provides investment management, business succession planning and employee retirement plan services. For foundations, Busey Bank provides investment management, investment strategy consulting and fiduciary services. Brokerage-related services are offered by Busey Investment Services, a division of Busey Bank, through a third-party arrangement with Raymond James Financial Services. In addition, Busey Bank provides professional farm management and brokerage services to the agricultural industry.
Busey Bank’s subsidiary, FirsTech, which has offices in Decatur, Illinois and Clayton, Missouri, offers pay processing solutions, including walk-in payment processing for payments delivered by customers to retail pay agents, online bill payment solutions for payments made by customers on a billing company’s website, customer service payments for payments accepted over the telephone, mobile bill pay, direct debit services, electronic concentration of payments delivered by the Automated Clearing House network, money management software and credit card networks, and lockbox remittance processing of payments delivered by mail. As of June 30, 2020, FirsTech had approximately 4,000 agent locations in 43 states.
First Busey Risk Management, Inc., which we refer to as First Busey Risk Management, is a wholly owned subsidiary of First Busey and a captive insurance company that insures against certain risks unique to the operations of the Company and its subsidiaries and for which insurance may not be currently available or economically feasible in today’s insurance marketplace. First Busey Risk Management pools resources with several other similar insurance company subsidiaries of financial institutions to spread a limited amount of risk among themselves.
Our principal executive offices are located at 100 W. University Ave., Champaign, Illinois 61820, and our telephone number is (217) 365-4500.
We maintain an Internet website at http://www.busey.com. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.
Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or deposit them in a bank.
We will pay the fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants.

DESCRIPTION OF CAPITAL STOCK
General
We have the authority to issue 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2020, we had 55,910,733 shares of common stock issued and 54,516,000 shares outstanding. As of the date of this prospectus, no shares of preferred stock are issued and outstanding.
The following description of the material terms of our capital stock is only a summary. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and amended and restated by-laws, each of which is incorporated herein by reference, as well as the Nevada General Corporation Law, and any other documents referenced in the summary and from which the summary is derived.
Common Stock
General.   Under our amended and restated articles of incorporation, as amended, we have the authority to issue 100,000,000 shares of our common stock, par value $0.001 per share, of which 55,910,733 shares were issued and 54,516,000 shares were outstanding as of June 30, 2020. As of June 30, 2020, there were 776,060 shares of our common stock underlying options, restricted stock units and deferred stock units that have been issued pursuant to our equity incentive plans. We have reserved an additional 1,854,367 shares of our common stock for future issuance under our equity incentive and employee stock purchase plans. Additionally, on July 2, 2017, at the effective time of our acquisition of First Community Financial Partners, Inc., which we refer to as First Community, outstanding warrants issued by First Community in connection with its subordinated debentures were converted into warrants to purchase First Busey common stock. These warrants will expire on March 12, 2023. At June 30, 2020, these warrants represented the right to purchase 2,762 shares of our common stock.
Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “BUSE.”
Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.
Voting Rights.   Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.
Liquidation Rights.   Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
Dividends Payable on Shares of Common Stock.   In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve, which we refer to herein as the Federal Reserve, applicable to bank holding companies. As a Nevada corporation, we are subject to the limitations of Nevada law, which allows us to pay dividends unless, after such dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amount that would be needed if we were to be dissolved at the time of the dividend payment to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the dividend. As a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on our common stock and other Tier 1 capital instruments (i.e., perpetual preferred stock and trust preferred securities) in light of our earnings, capital adequacy and financial condition. As a general matter, the Federal Reserve indicates that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company’s net income available to stockholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.
Most of our revenues available for the payment of dividends derive from amounts paid to us by Busey Bank. There are various statutory limitations that limit the ability of Busey Bank to pay dividends to us. Busey Bank is a state-charted bank and is subject to the laws and regulations of the Illinois Department of Financial and Professional Regulation and to the regulations of the Federal Deposit Insurance Corporation. If a bank’s primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice. Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice.
Under the Illinois Banking Act, Busey Bank generally may not pay dividends in excess of its net profits. Further, the payment of dividends by any financial institution is also affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a financial institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized. Even notwithstanding the availability of funds for dividends, the Federal Deposit Insurance Corporation may prohibit the payment of any dividends by an insured bank, such as Busey Bank, if the Federal Deposit Insurance Corporation determines such payment would constitute an unsafe or unsound practice.
Under applicable regulatory requirements, an Illinois state-chartered bank such as Busey Bank may not pay dividends in excess of its net profits. Since the second quarter of 2018, Busey Bank has maintained a positive retained earnings position and has been permitted to pay dividends to the Company.
As of June 30, 2020, we had outstanding $71.4 million of junior subordinated debentures issued to unconsolidated statutory trusts in connection with the issuance by the trusts of preferred securities. The terms of the junior subordinated debentures and the related trust preferred securities provide that we may defer interest on such instruments for up to five years, but not beyond the stated maturity date. As of June 30, 2020, we were current on the interest payable pursuant to the junior subordinated debentures and the related trust preferred securities. However, if we elect in the future to defer interest on such instruments, our ability to pay dividends on our common stock also will be subject to the prior payment of all accrued but unpaid interest on the junior subordinated debentures and the related trust preferred securities.
Furthermore, we may be limited from paying dividends on our common stock pursuant to the terms of our credit agreement with U.S. Bank National Association. As of June 30, 2020, we were not limited from the payment of any quarterly dividends on our common stock consistent with past practices.
Anti-Takeover Provisions
General.   Our amended and restated articles of incorporation, as amended, and our amended and restated by-laws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.
Authorized Shares of Capital Stock.   Authorized but unissued shares of our common stock and preferred stock under our amended and restated articles of incorporation, as amended, could (within the limits imposed by applicable law and the rules of The NASDAQ Stock Market LLC) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some stockholders.
Limitations on Right to Call Special Meetings; Stockholder Proposal Notice Requirements.   Under our amended and restated by-laws, a special meeting of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer or our President only after receiving the written request to hold a meeting from: (i) a majority of our board of directors; or (ii) stockholders owning at least 50% of the entire capital stock issued and outstanding and entitled to vote. Additionally, our amended and restated by-laws require that stockholder proposals meet certain advanced notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions which are favored by the holders of a majority of our outstanding voting securities.
State Anti-Takeover Laws.   Although under our amended and restated articles of incorporation, as amended, we have opted not to be governed by Nevada’s anti-takeover law known as the “Combination with Interested Stockholders Statute,” we may become subject to this provision in the future. In addition, the Nevada General Corporation Law contains a “Control Share Acquisition Statute,” which does not currently apply to us.
The Combination with Interested Stockholders Statute prevents “interested stockholders” and an applicable Nevada corporation from entering into a “combination” unless certain conditions are met. A combination means, among other things, any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (i) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation; (ii) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or (iii) representing more than 10% of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a corporation, or an affiliate or associate of a corporation who at any time within two years immediately prior to the date in question was the beneficial owner of 10% or more of the voting shares of the corporation. A corporation may not engage in a “combination” within two years after the interested stockholder acquired its shares unless the combination or the purchase of shares made by the interested stockholder is approved by the board of directors before the interested stockholder acquired such shares or the combination is approved by the board of directors and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation representing at least 60% of the outstanding voting power held by disinterested stockholders.
If such approval is not obtained, then after the expiration of the two-year period, the business combination may be consummated: (i) if the combination or the transaction in which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (ii) if the combination is approved at an annual or special meeting of the stockholders of the corporation by a majority of the voting power held by disinterested stockholders; or (iii) if the consideration to be paid by the interested stockholder for disinterested shares of common or preferred stock, as applicable, is at least equal to the highest of: (A) the highest price per share of such stock paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which the person became an interested stockholder, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; (B) the market value per share of such stock on the date of the announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest from that date through the date of consummation of the combination and less any dividends paid during the same period; or (C) the amount specified in the corporation’s articles of incorporation, including in any certificate of designation for the class or series of shares are entitled upon the consummation of a transaction of a type encompassing the combination.

The Control Share Acquisition Statute prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. The Control Share Acquisition Statute specifies three thresholds: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; and (iii) a majority or more, of the voting power of the corporation in the election of directors. Once an acquiror crosses one of the above thresholds, those shares acquired in such offer or acquisition and those shares acquired within the preceding ninety days become “Control Shares” and such Control Shares are deprived of the right to vote until disinterested stockholders restore the right. The Control Shares Acquisition Statute also provides that in the event Control Shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the Control Shares are entitled to demand payment for the fair value of their shares. The board of directors is to notify the stockholders after such an event has occurred that they have the right to receive the fair value of their shares in accordance with statutory procedures established generally for dissenters’ rights. The Control Share Acquisition Statute currently does not apply to us because we do not have 100 or more stockholders of record who are residents of the State of Nevada.
Preferred Stock
We may issue up to 1,000,000 shares of preferred stock, $0.001 par value per share, from time to time in one or more series. Our board of directors, without further approval of the stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.
The applicable prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:
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the maximum number of shares in the series and the designation of the series;

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the terms on which dividends, if any, will be paid;

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the terms on which the shares of the series may be redeemed, if at all;

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the liquidation preference, if any;

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the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

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the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

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the voting rights, if any, of the shares of the series; and

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any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in the applicable prospectus supplement and other offering materials, if any, are not complete. You should refer to the applicable certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities, if different from those described below under “— Subordination of the Debt Securities”;

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any limit on the aggregate principal amount of the debt securities;

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if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

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the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

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any provisions relating to the issuance of the debt securities of the series at an original issue discount;

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the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

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the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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whether the debt securities may be issuable in tranches;

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the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

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any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

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whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

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the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

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the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

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any restrictions, conditions or requirements for transfer of the debt securities; and

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any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in an applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Unless otherwise indicated in an applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.
An applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
An applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
Unless we indicate otherwise in an applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:
•
we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver
Unless we indicate otherwise in an applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
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a change in the stated maturity date of any payment of principal, premium, if any, or interest;

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a reduction in the principal amount of, premium, if any, or interest on, any debt securities;

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an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

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a change in the currency in which any payment on the debt securities is payable;

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an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
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waive compliance by us with certain restrictive provisions of the indenture and their consequences; and

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waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal, premium, if any, or interest on, any series of debt securities.

Events of Default
Unless we indicate otherwise in an applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;

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default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;

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our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the Indenture and relating to such series, for a period of 60 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a “Notice of Default” shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;

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if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a “proceeding”; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days;

or we by any act indicate consent to or approval of or acquiescence in any proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under “Consolidation, Merger and Transfer of Assets;”
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the default by the Company under any of its other indebtedness having an aggregate principal amount of at least $25,000,000, whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes failure in payment of principal of such indebtedness when due after the expiration of any applicable grace period without such indebtedness having been discharged or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due or payable without such indebtedness having been discharged or such acceleration having been rescinded or annulled; or

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any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.

Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

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exercising any trust or power conferred upon the trustee with respect to the securities.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
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the holder has previously given the trustee written notice of a continuing event of default;

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the holders of not less than 25% in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;

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the trustee has not started such proceeding within 60 days after receiving the notice, request and offer of security or indemnity; and

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no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture.   Unless we indicate otherwise in the applicable prospectus supplement, if at any time,
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we have paid the principal of, premium, if any, and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

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we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

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all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited irrevocably with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance.   Unless we indicate otherwise in the applicable prospectus supplement, we may elect with respect to any debt securities of any series:
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to defease and be discharged from all of our obligations with respect to such debt securities, with certain exceptions described below, which we refer to herein as defeasance; or

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to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to herein as covenant defeasance.

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
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we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;

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we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and

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we must deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Subordination of the Subordinated Debt Securities
Unless we indicate otherwise in the applicable prospectus supplement, the indenture provides that the subordinated debt securities will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness, and will be subordinated in right of payment to all existing and future senior indebtedness of the Company. The subordinated debt securities will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of Busey Bank, deposits) which means that creditors (including, in the case of Busey Bank, its depositors) and any preferred equity holders of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the subordinated debt securities would have any claims to those assets.
“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all “indebtedness for money borrowed” of the Company whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of the Company and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. “Senior indebtedness” excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among the Company and its affiliates.
The term “indebtedness for money borrowed” means:
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any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

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any off-balance sheet guarantee obligation;

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any obligation under a direct credit substitute, including any letters of credit, bankers’ acceptance, security purchases facility or similar agreement;

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any capitalized lease obligation;

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any deferred obligation for payment of the purchase price of any property or assets;

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all obligations of the type referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

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all obligations of the type referred to above of other persons secured by any lien on any property or asset of the Company, whether or not such obligation is assumed by the Company.

The subordinated debt securities will also be subordinated in right of payment to all “other company obligations,” which is defined to include obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.
Upon the liquidation, dissolution, winding up, or reorganization of the Company or Busey Bank, we must pay to the holders of all senior indebtedness of the Company the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness of the Company (i) there are amounts available for payment on the subordinated debt securities (such amounts being defined in the indenture as “excess proceeds”) and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then the Company shall first use such excess proceeds to pay in full all “other company obligations” before the Company makes any payment on the subordinated debt securities.
Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of the Company or Busey Bank, holders of the subordinated debt securities may recover less ratably than holders of senior indebtedness of the Company, creditors with respect to “other company obligations” and other creditors of the Company.
In some circumstances relating to the Company’s or Busey Bank’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, we may make no payment on the subordinated debt securities prior to payment in full of all senior indebtedness in the event that (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the Subordinated Indenture or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (A) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period or (B) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.
In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by the Company, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.
Global Securities
Unless otherwise indicated in an applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in an applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.
Regarding the Trustee
General.   From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

Resignation or Removal of Trustee.   If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.
Annual Trustee Report to Holders of Debt Securities.   The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.
Certificates and Opinions to Be Furnished to Trustee.   The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
DESCRIPTION OF WARRANTS
The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:
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the title and aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the title, amount and terms of the securities purchasable upon exercise of the warrants;

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the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

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the date, if any, on and after which the warrants and the related securities will be separately transferable;

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the price at which the related securities may be purchased upon exercise of the warrants;

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the exercise period for the warrants;

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the minimum or maximum number of warrants which may be exercised at any one time;

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any applicable anti-dilution, redemption or call provisions;

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any applicable book-entry provisions; and

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any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

At the effective time of the our acquisition of First Community on July 2, 2017, outstanding warrants issued by First Community in connection with its subordinated debentures were converted into warrants to purchase First Busey common stock. These warrants will expire on March 12, 2023. At June 30, 2020, these warrants represented the right to purchase 2,762 shares of our common stock.
DESCRIPTION OF SUBSCRIPTION RIGHTS
This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.
The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for stockholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and applicable U.S. federal income tax considerations.
In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with the applicable prospectus supplement that will describe, among other things:
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the record date for stockholders entitled to receive the subscription rights;

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the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

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the exercise price of the subscription rights;

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whether the subscription rights are transferable;

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the period during which the subscription rights may be exercised and when they will expire;

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the steps required to exercise the subscription rights;

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whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

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whether we intend to sell the shares of common stock or other securities that are not purchased in the subscription rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

After the close of business on the expiration date, all unexercised subscription rights will become void.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.
The applicable prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:
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the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF DEPOSITARY SHARES
This section outlines certain provisions of the deposit agreement that will govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is subject to and qualified in its entirety by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.
General
We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.
Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.
Dividends
The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.
If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the concerned holders.
The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.
Conversion or Exchange Rights
If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.
Redemption
If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.
Voting Rights
When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.
Taxation
Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•
all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•
there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.
PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus to one or more underwriters or dealers for resale, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions: (i) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) in transactions otherwise than on such exchanges or in the over-the-counter market; or (iv) through the writing of options.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and re-offer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We, our agents and underwriters on our behalf may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
We may solicit offers to purchase securities directly from the public from time to time. We also may designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we use underwriters to sell securities, we may enter into an underwriting agreement with the underwriters at the time of the sale and will name them in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.
The dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short-covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short-covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These activities may stabilize, maintain or otherwise affect the market price of the securities. As a result, these transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be in the open market. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These transactions, if commenced, may be discontinued by the underwriters at any time.
The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to specify alternative settlement arrangements to prevent a failed settlement.
Underwriters, agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in or incorporated by reference into this prospectus that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. These forward-looking statements are covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim” and similar expressions. These forward-looking statements include statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, our business and growth strategies and any other statements that are not historical facts.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors. Factors that could have a material adverse effect on our financial condition, results of operations and future prospects can be found in our periodic and current reports filed with the SEC. These factors include, but are not limited to, the following:
•
the strength of the local, state, national and international economy (including the impact of the 2020 presidential election and the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations);

•
the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic in the U.S.), or other adverse external events that could cause economic deterioration or instability in credit markets;

•
changes in state and federal laws, regulations and governmental policies concerning the Company’s general business;

•
changes in accounting policies and practices, including the current expected credit loss methodology, that changed how the Company estimates credit losses;

•
changes in interest rates and prepayment rates of the our assets (including the impact of The London Inter-bank Offered Rate phase-out);

•
increased competition in the financial services sector and the inability to attract new customers;

•
changes in technology and the ability to develop and maintain secure and reliable electronic systems;

•
the loss of key executives or associates;

•
changes in consumer spending;

•
unexpected results of acquisitions, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated;

•
unexpected outcomes of existing or new litigation involving the Company;

•
the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards; and

•
other factors and risks described under the “Risk Factors” section of any applicable prospectus supplement issued in connection with the issuance of securities and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and elsewhere in our periodic and current reports filed with the SEC.

Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations are not necessarily indicative of our future results.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates on which they were made. We are not undertaking an obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under federal securities law. We qualify all of our forward-looking statements by these cautionary statements.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at ir.busey.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering covered by this prospectus, as well as any filings made after that date of this registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020, including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 9, 2020 that are incorporated therein;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended: (i) March 31, 2020, filed with the SEC on May 7, 2020; and (ii) June 30, 2020, filed with the SEC on August 6, 2020;

•
our Current Reports on Form 8-K filed with the SEC on January 14, 2020, February 6, 2020, March 27, 2020, March 31, 2020, April 14, 2020, May 4, 2020, May 22, 2020, May 27, 2020, June 1, 2020, July 9, 2020, July 13, 2020, July 28, 2020, September 23, 2020 and September 24, 2020; and

•
the description of our common stock, par value $.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on April 30, 1990 (File No. 000-15950), as updated by our Current Report on Form 8-K, filed with the SEC on September 23, 2020, and all other amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide you with a copy of any information that we incorporate by reference into this prospectus or the registration statement that contains this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:
First Busey Corporation
Attention: Corporate Secretary
100 W. University Ave.
Champaign, Illinois 61820
Telephone number: (217) 365-4500

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements of the Company and its subsidiaries as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is an estimate, subject to future contingencies, of the expenses to be incurred by us in connection with the issuance and distribution of the securities being registered. We will pay all of these expenses.
Approximate Amount
SEC Registration Fee	$	*
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Transfer Agent and Registrar Fees		**
Printing and Mailing Fees		**
Miscellaneous		**
Total	$	**

*
In accordance with Rules 446(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.

**
These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15.   Indemnification of Directors and Officers.
Subsection 1 of Section 78.7502 of the Nevada Revised Statutes Annotated, or the Nevada RSA, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.
Subsection 2 of Section 78.7502 of the Nevada RSA empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 78.7502 of the Nevada RSA further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of Section 78.7502, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.
Section 78.751 of the Nevada RSA provides that any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.
Section 78.751 of the Nevada RSA further provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 of the Nevada RSA empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the authority to indemnify such person against such liabilities under Section 78.7502.
Article Tenth of our amended and restated articles of incorporation, as amended, provides that no director or officer shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for: (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of Section 78.300 of the Nevada RSA.
Article Thirteenth of our amended and restated articles of incorporation, as amended, provides that we shall, to the fullest extent permitted by Section 78.751 of the Nevada RSA, as the same may be amended or supplemented from time to time, indemnify any and all persons whom we shall have power to indemnify under Section 78.751 of the Nevada RSA from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 78.751, and the indemnification provided for shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
The Company’s amended and restated by-laws provide further that we shall have the power to indemnify and hold harmless any person, subject to the limits of applicable federal law and regulation and to the fullest extent permissible under the Nevada RSA, who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative of, is or was a director or officer or is or was serving at our request or for our benefit as a director or officer of another corporation, or as our representative in a partnership, joint venture, trust or other enterprise against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Our board of directors may in its discretion cause the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding to be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise.
Additionally, the Company has purchased director and officer liability insurance.

Item 16.   Exhibits.
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation of First Busey Corporation, together with: (i) the Certificate of Amendment to Articles of Incorporation, dated July 31, 2007; (ii) the Certificate of Amendment to Articles of Incorporation, dated December 3, 2009; (iii) the Certificate of Amendment to Articles of Incorporation, dated May 21, 2010; and (iv) the Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, dated September 8, 2015 (filed as Exhibit 3.1 to First Busey’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Commission on November 6, 2015 (Commission No. 0-15950), and incorporated herein by reference).
3.2	Certificate of Amendment to Articles of Incorporation, dated May 22, 2020 (filed as Exhibit 4.2 to First Busey’s Form S-8 filed with the SEC on May 29, 2020 (Commission File No. 333-238782), and incorporated herein by reference).
3.3	First Busey Corporation Amended and Restated By-Laws (filed as Exhibit 3.1 to First Busey’s Form 8-K dated November 18, 2008, filed with the SEC on November 24, 2008 (Commission File No. 0-15950), and incorporated herein by reference).
4.1*	Form of certificate of designations for issuance of preferred stock, $0.001 par value per share.
4.2	Indenture, dated as of May 25, 2017, between the Company and U.S. Bank National Association (filed as Exhibit 4.1 to First Busey’s Form 8-K dated May 25, 2017, filed with the SEC on May 25, 2017 (Commission File No. 0-15950), and incorporated herein by reference).
4.3	First Supplemental Indenture, dated as of May 25, 2017, between the Company and U.S. Bank National Association (filed as Exhibit 4.2 to First Busey’s Form 8-K dated May 25, 2017, filed with the SEC on May 25, 2017 (Commission File No. 0-15950), and incorporated herein by reference).
4.4	Second Supplemental Indenture, dated as of May 25, 2017, between the Company and U.S. Bank National Association (filed as Exhibit 4.3 to First Busey’s Form 8-K dated May 25, 2017, filed with the SEC on May 25, 2017 (Commission File No. 0-15950), and incorporated herein by reference).
4.5	Third Supplemental Indenture, dated as of June 1, 2020, between the Company and U.S. Bank National Association (filed as Exhibit 4.2 to First Busey’s Form 8-K dated May 28, 2020, filed with the SEC on June 1, 2020 (Commission File 0-15950), and incorporated herein by reference).
4.5*	Form of senior debt security.
4.6*	Form of subordinated debt security.
4.7*	Form of debt warrant agreement (including debt warrant certificate).
4.8*	Form of preferred stock warrant agreement (including preferred stock warrant certificate).
4.9*	Form of common stock warrant agreement (including common stock warrant certificate).
4.10*	Form of subscription certificate.
4.11*	Form of subscription agent agreement.
4.12*	Form of unit agreement (including unit certificate).
4.13*	Form of depositary agreement (including depositary receipt).
4.14*	Form of common stock certificate.
4.15*	Form of preferred stock certificate.
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP (including consent).
23.1	Consent of RSM US LLP.
23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).
24.1	Power of attorney (included in the signature page to the registration statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee, on Form T-1.

*
To be filed by amendment or by report filed under the Exchange Act and incorporated herein by reference.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Champaign, State of Illinois, on September 24, 2020.
FIRST BUSEY CORPORATION
By:	/s/ Van A. Dukeman Van A. Dukeman Chairman, President and Chief Executive Officer
By:	/s/ Jeffrey D. Jones Jeffrey D. Jones Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Van A. Dukeman and Jeffrey D. Jones, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement as the registrant deems appropriate, and appoints each of Van A. Dukeman and Jeffrey D. Jones, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with exhibits thereto, and other documents in connection therewith.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Van A. Dukeman Van A. Dukeman	Chairman, President and Chief Executive Officer (principal executive officer)	September 24, 2020
/s/ Jeffrey D. Jones Jeffrey D. Jones	Executive Vice President and Chief Financial Officer (principal financial officer)	September 24, 2020
/s/ Lynette M. Strode Lynette M. Strode	Senior Vice President, Director of Investor, Board & Management Reporting (principal accounting officer)	September 24, 2020
/s/ George Barr George Barr	Director	September 24, 2020
/s/ Stanley J. Bradshaw Stanley J. Bradshaw	Director	September 24, 2020
/s/ Michael D. Cassens Michael D. Cassens	Director	September 24, 2020
/s/ Karen M. Jensen Karen M. Jensen	Director	September 24, 2020
/s/ Frederic L. Kenney Frederic L. Kenney	Director	September 24, 2020
/s/ Stephen V. King Stephen V. King	Director	September 24, 2020
/s/ Gregory B. Lykins Gregory B. Lykins	Vice-Chairman	September 24, 2020
/s/ Thomas G. Sloan Thomas G. Sloan	Director	September 24, 2020